PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

USD$4,200,000.00	New York, New York
October 5, 2021

FOR VALUE RECEIVED, the undersigned, ARBITER CAPITAL LLC, a Delaware limited liability company (the “Maker”), hereby promises to pay to the order of Solar Integrated Roofing Corporation (the payee and each successor registered holder of this Note being herein called the “Holder”), the principal amount of four million two hundred thousand dollars (USD$4,200,000.00), with interest thereon from time to time as provided herein.

1.Interest.

Fixed Rate: Interest shall be due and payable on the Principal Amount at the rate of three and one-half percent (3.5%) per annum

Interest on this Note shall be computed on the basis of a 360-day year but charged for the actual number of days elapsed.

Default Rate: If any amount of principal hereunder is not paid when due (whether at maturity, by acceleration, or otherwise), such amount shall bear interest at a rate equivalent to the higher of 10% or the highest lawful rate, until paid (the “Default Rate”). The foregoing provision establishing a Default Rate shall not be deemed to extend the time for any payment due or to constitute a “grace period” giving the undersigned a right to cure such default

Notwithstanding anything in this Note to the contrary, in no event shall the interest charged hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time. The Holder does not intend to charge any amount of interest or other fees or charges in the nature of interest that exceeds the maximum rate allowed by applicable law. If any payment of interest or in the nature of interest hereunder would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal.

2.Principal Payment. Principal and interest outstanding hereunder shall be due and payable in full, on September 30, 2022 (the “Maturity Date”). This Note may be prepaid, in whole or in part, at any time, without premium or penalty. Any amount so prepaid may not be reborrowed once repaid. Unless otherwise specified herein, payments of this Note shall be applied by The Holder first to interest and lawful charges then accrued, and then to principal, unless otherwise determined by the Holder in its sole discretion. Anything herein to the contrary notwithstanding the Maker shall have the absolute right to satisfy its repayment obligations under this Note including all accrued but unpaid interest, by the transfer and delivery to the Holder of shares of any bank that the Maker then controls, constituting one-tenth of one percent (.1%) of the outstanding equity of such controlled bank, and in connection therewith shall have the right to assign this Note to such controlled bank, subject to such controlled bank assuming the obligations of the Maker under this Note.

3.Defaults and Remedies.

(a)Events of Default. An “Event of Default” shall occur if:

(i)the Maker shall default in the payment of the principal or interest of this Note, when and as the same shall become due and payable, whether at maturity or otherwise;

(ii)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Maker, or of a substantial part of its property or assets, under applicable bankruptcy, insolvency, receivership or similar laws applicable to Maker, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Maker, or for a substantial part of its property or assets under applicable law, or (c) the winding up or liquidation of the Maker under applicable law; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(iii)the Maker shall (a) voluntarily commence any proceeding or file any petition seeking relief under applicable bankruptcy, insolvency, receivership or similar laws applicable to Maker, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (ii) of this Section 3(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Maker or any of its subsidiaries, or for a substantial part of their property or assets under applicable law, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing;

(b)Acceleration. If an Event of Default occurs under Section 3(a) (ii) or (iii), then the outstanding principal of and all accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Maker, may declare the principal of and accrued and unpaid interest on this Note to be immediately due and payable. Upon such declaration, such principal and interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default, except nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree.

4.Amendment. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by any party from the terms of any provision of this Note, may be made only in a writing signed by the party to be charged.

5.Restrictions on Transfer. Other than as specifically provided in Section 2 above, this Note may not be transferred or assigned by the Maker without the consent of the Holder. This Note shall be binding upon and shall inure to the benefit of the Maker and the Holder and their respective successors and assigns.

6.GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

7.Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

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IN WITNESS WHEREOF, the undersigned has executed this instrument as of the day and year above first written.

ARBITER CAPITAL LLC

By:	/s/ Edward Kaplan
Name: Edward D. Kaplan
Title: Managing Member